LANEY BOTELER & KILLINGER
Certified Public Accountants


December 11, 1998


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Gentlemen:

We have read item 4 of Form 8-K/A Amendment No. 1 to the Form 8-K dated November 20, 1998, of NewCare Health Corporation and are in agreement with the statements contained in Paragraphs (a), (b), (d) and (f) on Page 2 as they relate to our firm. We have no basis to agree or disagree with other statements of the registrant contained in the 8-K.

LANEY, BOTELER & KILLINGER


/s/ James W. Laney
James W. Laney, CPA
Partner




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